SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES AND EXCHANGE ACT of 1934

January 22, 2004
Date of Report
(Date of earliest event reported)

T REIT, INC.

(Exact name of registrant as specified in its charter)

Virginia	0-49782	52-2140299

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1551 N. Tustin Avenue
Suite 200
Santa Ana, California 92705
(Address of principal executive offices)

(877) 888-7348
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.01
EXHIBIT 10.02

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

AmberOaks Corporate Center – Austin, Texas

     On January 22, 2004, T REIT, Inc. (the “Company”) through its wholly-owned subsidiary, TREIT — AmberOaks LP, a Texas limited partnership, purchased a 75% undivided tenant in common interest in three buildings at AmberOaks Corporate Center located in Austin, Texas from an unaffiliated third party. Three unaffiliated entities purchased the remaining 25% tenant in common interest in the property. The total purchase price for AmberOaks was approximately $22,965,000; the Company’s proportionate share of the purchase price was approximately $17,224,000. The purchase was financed with a $15,000,000 loan from North Houston Bank. The loan bears interest at a rate of 1% per annum above the lower rate of (a) the Prime Rate or (b) the rate quoted by CitiBank of New York as its Prime Lending Rate. The term of the loan is 36 months with the option of a 24-month extension if certain conditions are met. The loan requires interest only payments for the first 24 months; thereafter payments will be made monthly in arrears based on a 30-year amortization schedule. The Company’s proportionate share of the debt is approximately $11,250,000. The purchase price included a sales commission payable to Triple Net Realty, Inc. (“Realty”), an affiliate of the Company’s advisor, of approximately $585,000, or approximately 2.3% of the purchase price.

     AmberOaks is a Class A three-building office portfolio totaling approximately 206,770 square feet that is part of an eight-building complex built during 1999-2001. An affiliate of the Company’s advisor purchased the remaining five buildings. AmberOaks is located in Northwest Austin in an area that has been consistently listed as one of the top five fastest growing counties in the country. The property is proximate to neighborhoods, retail and business services.

     AmberOaks is approximately 99% leased to nine tenants. At the date of acquisition, Netsolve, Inc., Newell Rubbermaid, Inc. and Affiliated Computer Services, Inc. occupied approximately 38%, 24% and 18% of the property, respectively. One lease totaling approximately 1% of the property expires during the next twelve months.

     The Company does not anticipate making any significant repairs or improvements to AmberOaks over the next few years. A Phase I environmental assessment completed in connection with the purchase of AmberOaks found no hazardous conditions. For federal income tax purposes, AmberOaks depreciable basis is approximately $19,520,000.

     The Company has retained Realty to manage AmberOaks for a property management fee equal to 5% of the gross income of the property in addition to compensation for property-level services, including leasing fees, loan origination and servicing fees and property tax reduction fees.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Financial Statements

     It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this report on Form 8-K no later than 60 days after the deadline for filing this Form 8-K.

Exhibits

10.01	Purchase and Sale Agreement dated as of October 17, 2003 by and between Austin Jack, L.L.C. and Triple Net Properties, LLC.

10.02	First Amendment and Reinstatement of Purchase and Sale Agreement dated as of December 8, 2003 by and between Austin Jack, L.L.C. and Triple Net Properties, LLC.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T REIT, INC.

Date: February 4, 2004	By:	/s/ Anthony W. Thompson

Anthony W. Thompson
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit	Description

10.01	Purchase and Sale Agreement dated as of October 17, 2003 by and between Austin Jack, L.L.C. and Triple Net Properties, LLC.

10.02	First Amendment and Reinstatement of Purchase and Sale Agreement dated as of December 8, 2003 by and between Austin Jack, L.L.C. and Triple Net Properties, LLC.

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